EXHIBIT 23(c)

             CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 21, 1995, on our audit of the financial statements and financial statement schedule of Louisiana Power & Light Company as of and for the year ended December 31, 1994, which reports are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts and Legality."



COOPERS & LYBRAND L.L.P.

New Orleans, Louisiana
January 5, 1996